Exhibit 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-65255, 333-00949, 333-03983,
333-82751,  333-37262, 333-88510 and 333-70856) and on Form S-3 (Nos. 333-74840,
333-52933  33-52297,  333-108985  and  333-100299)  of Terex  Corporation of our
report dated March 5, 2004 relating to the financial statements and financial statement schedule, listed in the index which appears on page F-1 of this Form 10-K.


PricewaterhouseCoopers LLP


Stamford, Connecticut
March 12, 2004